UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 12, 2016

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania	15055
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (724) 746-5500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-laws.
On February 12, 2016, the Board of Directors (the “Board”) of Black Box Corporation (the “Company”) amended the Company’s Amended and Restated By-laws (the “By-laws”) to add the following language to the By-laws as a new Article XV - Forum for Adjudication of Disputes:
Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or Bylaws (either as may be amended from time to time) or (iv) any action asserting a claim governed by the internal affairs doctrine shall be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
This amendment was adopted in accordance with recent changes to the Delaware General Corporation Law (the “GLC”), which explicitly authorized, effective August 1, 2015, Delaware corporations to adopt exclusive forum selection provisions such as those set forth in the new Article XV. The Board determined that adoption of this provision is in the best interests of the Company and its stockholders for a number of reasons, including, among others, the importance of preventing the unnecessary diversion of corporate resources to address costly, wasteful and duplicative multi-forum litigation, facilitating increased consistency and predictability in litigation outcomes for the benefit of the Company and its stockholders and recent statutory developments in Delaware and caselaw developments in other jurisdictions that uphold the Board’s authority to adopt such By-laws and their validity. The Board also determined that the amendment preserves the ability of the Company to consent to an alternative forum and, importantly, preserves the ability of stockholders to bring, subject to applicable law, the kinds of litigation addressed by the amendment.
The By-laws were also amended to update them to contemporary code and practices. In particular, the By-laws were amended to: (i) conform the notice for stockholder meetings to GCL Section 211(a) (See Article I, Sections 2 and 3); (ii) provide for electronic proxies (See Article I, Section 8(a)); (iii) require stockholder written consents to bear the date of signature and to obtain all required signatures within 60 days (See Article I, Section 8(b)); (iv) determine the persons who can call special Board Meetings (See Article II, Section 7); (vi) revise the method and timing for calling special Board meetings (See Article II, Section 8); (vii) clarify the chairman for Board meetings and to confirm teleconference Board or Board committee meetings (See Article II, Section 9); (viii) clarify the required offices (See Article IV, Section 1); and (ix) permit electronic delivery of stockholder notices (See Article V, Section 2) and waivers (See Article XII). All amendments described above in this current report of Form 8-K became effective on February 12, 2016 when approved by the Board.
The foregoing description of the changes effected by the amendments to the By-laws is qualified by reference to the current Amended and Restated By-laws of the Company, inclusive of the amendments described above, which are filed as Exhibit 3(ii) to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit No.     Description
3(ii)        Amended and Restated By-laws of Black Box Corporation dated February 12, 2016

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
BLACK BOX CORPORATION
Date: February 19, 2016
/s/ TIMOTHY C. HUFFMYER
Timothy C. Huffmyer
Vice President, Chief Financial Officer and
Treasurer (Principal Accounting Officer)

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